424(b)(3)
                                                                      333-155350

AXA Equitable Life Insurance Company

SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUSES FOR:

o Income Manager Accumulator(R)    o  Accumulator(R)                 o  Accumulator(R) Elite(SM)
o Income Manager(R) Rollover IRA   o  Accumulator(R) Select(SM)      o  Accumulator(R) Elite(SM) II
o Accumulator(R) (IRA, NQ, QP)     o  Accumulator(R) Select(SM) II
o Accumulator(R) Plus(SM)          o  Accumulator(R) Express(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. The Portfolios discussed below may not be available in all contracts. As applicable to your contract, please note the changes described below.

CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST ("TRUSTS")

1. PORTFOLIO NAME CHANGES

   The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

   -----------------------------------------------------------------------------
   Existing Portfolio Name                 New Portfolio Name
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
   -----------------------------------------------------------------------------
   EQ/FI Mid Cap                           EQ/Mid Cap Index
   -----------------------------------------------------------------------------
   EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
   -----------------------------------------------------------------------------

2. PORTFOLIO OBJECTIVE AND SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these portfolios. The following is added under "Portfolios of the Trusts", in "Investment Options", replacing information shown in the Prospectus:

------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                         Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                  Objective                     applicable)
------------------------------------------------------------------------------------------------------------
  Multimanager Mid Cap Value   Long-term growth of capital.   o AXA Rosenberg Investment Management LLC
                                                              o Tradewinds Global Investors, LLC
                                                              o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------




IN-FORCE (AR)                                                           x02260

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                       Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                  Objective                                               applicable)
------------------------------------------------------------------------------------------------------------------------------------
  EQ/International Core PLUS   Seeks to achieve long-term growth of capital.             o AXA Equitable
                                                                                         o Hirayama Investments, LLC
                                                                                         o SSgA Funds Management, Inc.
                                                                                         o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Core PLUS       Seeks to achieve long-term growth of capital with a       o AXA Equitable
                               secondary objective to seek reasonable current income.    o Institutional Capital LLC
                               For purposes of this Portfolio, the words "reasonable     o SSgA Funds Management, Inc.
                               current income" mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Growth PLUS     Seeks to provide long-term capital growth.                o AXA Equitable
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value Index     Seeks to achieve long-term growth of capital.             o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value PLUS      Seeks to achieve capital appreciation.                    o AXA Equitable
                                                                                         o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Index             Seeks to achieve long-term growth of capital.             o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Value PLUS        Seeks to achieve long-term capital appreciation.          o AXA Equitable
                                                                                         o SSgA Funds Management, Inc.
                                                                                         o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Quality Bond PLUS         Seeks to achieve high current income consistent with      o AllianceBernstein L.P.
                               moderate risk to capital.                                 o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


3. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart in section 1) and the EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                     Acquired     Total Annual    Fee Waivers      Net Total
                                                                    Fund Fees       Expenses        and/or          Annual
                                                                  and Expenses      (Before         Expense        Expenses
                                Management     12b-1    Other      (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                    Fees        Fees    Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock  0.35%         0.25%     0.11%           --        0.71%                --        0.71%
  EQ/Large Cap Growth Index          0.35%         0.25%     0.13%           --        0.73%                --        0.73%
  EQ/Large Cap Value Index           0.35%         0.25%     0.17%           --        0.77%                --        0.77%
  EQ/Large Cap Value PLUS            0.46%         0.25%     0.16%           --        0.87%                --        0.87%
  EQ/Mid Cap Index                   0.35%         0.25%     0.12%           --        0.72%                --        0.72%
  EQ/Quality Bond PLUS               0.40%         0.25%     0.19%           --        0.84%                --        0.84%
------------------------------------------------------------------------------------------------------------------------------------

 Accumulator(R) and Income Manager(R) are issued by and are registered service marks of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R)
       Plus(SM), Accumulator(R) Select(SM), Accumulator(R) Elite(SM) and Accumulator(R) Express(SM) are service marks of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290 Avenue of the
                          Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company
SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Prospectus. Please note the changes described below.


1. CHANGE OF PROCESSING OFFICE ADDRESS

   Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:


HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

--------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

   FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
    Accumulator(R)
    P.O. Box 1577
    Secaucus, NJ 07096-1577

   FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
    Accumulator(R)
    500 Plaza Drive, 6th Floor
    Secaucus, NJ 07094

--------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

  FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
    Accumulator(R)
    P.O. Box 1547
    Secaucus, NJ 07096-1547

  FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
    Accumulator(R)
    500 Plaza Drive, 6th Floor
    Secaucus, NJ 07094

   Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax


IM-08-25 (11/08)                                      Catalog No. 140663 (11/08)
Core '06/'06.5 Series NB (AR)                                             x02293
   number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or
   (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is:
   500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


2. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")


A. PORTFOLIO NAME CHANGES

  The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

--------------------------------------------------------------------------------
   Existing Portfolio Name                 New Portfolio Name
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
--------------------------------------------------------------------------------
  EQ/FI Mid Cap                           EQ/Mid Cap Index
--------------------------------------------------------------------------------
  EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
--------------------------------------------------------------------------------

B. PORTFOLIO SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these Portfolios. The following is added under "Portfolios of the Trusts", in "Contract features and benefits", replacing information shown in the
   Prospectus:

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                               Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                Objective                                             applicable)
------------------------------------------------------------------------------------------------------------------------------------
  Multimanager Mid Cap Value   Long-term growth of capital.                          o AXA Rosenberg Investment Management LLC
                                                                                     o Tradewinds Global Investors, LLC
                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
   EQ Advisors Trust                                                                 Investment Manager (or Sub-Adviser(s), as
   Portfolio Name              Objective                                             applicable)
------------------------------------------------------------------------------------------------------------------------------------
  EQ/International Core PLUS   Seeks to achieve long-term growth of capital.         o AXA Equitable
                                                                                     o Hirayama Investments, LLC
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Core PLUS       Seeks to achieve long-term growth of capital with a   o AXA Equitable
                               secondary objective to seek reasonable current        o Institutional Capital LLC
                               income. For purposes of this Portfolio, the words     o SSgA Funds Management, Inc.
                               "reasonable current income" mean moderate
                               income.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Growth PLUS     Seeks to provide long-term capital growth.            o AXA Equitable
                                                                                     o Marsico Capital Management, LLC
                                                                                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value Index     Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value PLUS      Seeks to achieve capital appreciation.                o AXA Equitable
                                                                                     o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Index             Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Value PLUS   Seeks to achieve long-term capital appreciation.   o AXA Equitable
                                                                             o SSgA Funds Management, Inc.
                                                                             o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Quality Bond PLUS    Seeks to achieve high current income consistent    o AllianceBernstein L.P.
                          with moderate risk to capital.                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

3. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Acquired     Total Annual    Fee Waivers      Net Total
                                                                       Fund Fees       Expenses        and/or          Annual
                                                                      and Expenses      (Before         Expense        Expenses
                                    Management     12b-1     Other    (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                       Fees         Fees    Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock   0.35%         0.25%     0.11%           --        0.71%                --        0.71%
  EQ/Large Cap Growth Index           0.35%         0.25%     0.13%           --        0.73%                --        0.73%
  EQ/Large Cap Value Index            0.35%         0.25%     0.17%           --        0.77%                --        0.77%
  EQ/Large Cap Value PLUS             0.46%         0.25%     0.16%           --        0.87%                --        0.87%
  EQ/Mid Cap Index                    0.35%         0.25%     0.12%           --        0.72%                --        0.72%
  EQ/Quality Bond PLUS                0.40%         0.25%     0.19%           --        0.84%                --        0.84%
------------------------------------------------------------------------------------------------------------------------------------

4. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.)


------------------------------------------------------------------------------------------------------------------------------------
                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                       If you surrender your contract at the   annuity option with less than five
                                         end of the applicable time period                   years
------------------------------------------------------------------------------------------------------------------------------------
                                           1         3         5        10        1       3         5        10
 Portfolio Name                          year     years     years     years    year    years     years     years
------------------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $1,087    $1,793    $2,547    $4,411    N/A    $1,793    $2,547    $4,411
  EQ/Large Cap Growth Index            $1,089    $1,799    $2,557    $4,430    N/A    $1,799    $2,557    $4,430
  EQ/Large Cap Value Index             $1,093    $1,812    $2,578    $4,469    N/A    $1,812    $2,578    $4,469
  EQ/Large Cap Value PLUS              $1,103    $1,843    $2,628    $4,564    N/A    $1,843    $2,628    $4,564
  EQ/Mid Cap Index                     $1,088    $1,796    $2,552    $4,420    N/A    $1,796    $2,552    $4,420
  EQ/Quality Bond PLUS                 $1,100    $1,834    $2,613    $4,536    N/A    $1,834    $2,613    $4,536
------------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                                          If you do not surrender your
                                                    contract
                                       at the end of the applicable time
                                                     period
-------------------------------------------------------------------------------
                                         1       3         5         10
 Portfolio Name                        year    years     years     years
-------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
-------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $387   $1,193    $2,047    $4,411
  EQ/Large Cap Growth Index            $389   $1,199    $2,057    $4,430
  EQ/Large Cap Value Index             $393   $1,212    $2,078    $4,469
  EQ/Large Cap Value PLUS              $403   $1,243    $2,128    $4,564
  EQ/Mid Cap Index                     $388   $1,196    $2,052    $4,420
  EQ/Quality Bond PLUS                 $400   $1,234    $2,113    $4,536
-------------------------------------------------------------------------------

Accumulator(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290
                   Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company
SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Prospectus. Please note the following changes described below.

1. CHANGE OF PROCESSING OFFICE ADDRESS

   Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:

   HOW TO REACH US

   Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

    FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R)
     P.O. Box 1577
     Secaucus, NJ 07096-1577

    FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


--------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

   FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
    Accumulator(R)
    P.O. Box 1547
    Secaucus, NJ 07096-1547


   FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
    Accumulator(R)
    500 Plaza Drive, 6th Floor
    Secaucus, NJ 07094

  Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a `contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax

IM-08-06(10/08)                                                 140625 (10/08)
'07/'07.5 Series NB/IF (AR)                                             x02234
   number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or
   (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is:
   500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


2. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")

A. PORTFOLIO NAME CHANGES

   The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

--------------------------------------------------------------------------------
   Existing Portfolio Name                 New Portfolio Name
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
--------------------------------------------------------------------------------
  EQ/FI Mid Cap                           EQ/Mid Cap Index
--------------------------------------------------------------------------------
  EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
--------------------------------------------------------------------------------

B. PORTFOLIO SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these Portfolios. The following is added under "Portfolios of the Trusts", in "Contract features and benefits", replacing information shown in the
   Prospectus:

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                         Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                  Objective                     applicable)
------------------------------------------------------------------------------------------------------------------------------------
  Multimanager Mid Cap Value   Long-term growth of capital.   o AXA Rosenberg Investment Management LLC
                                                              o Tradewinds Global Investors, LLC
                                                              o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                    Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                  Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
  EQ/International Core PLUS   Seeks to achieve long-term growth of capital.         o AXA Equitable
                                                                                     o Hirayama Investments, LLC
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Core PLUS       Seeks to achieve long-term growth of capital with a   o AXA Equitable
                               secondary objective to seek reasonable current        o Institutional Capital LLC
                               income. For purposes of this Portfolio, the words     o SSgA Funds Management, Inc.
                               "reasonable current income" mean moderate
                               income.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Growth PLUS     Seeks to provide long-term capital growth.            o AXA Equitable
                                                                                     o Marsico Capital Management, LLC
                                                                                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value Index     Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value PLUS      Seeks to achieve capital appreciation.                o AXA Equitable
                                                                                     o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Index             Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                            Investment Manager (or Sub-Adviser(s), as
 Portfolio Name           Objective                                           applicable)
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Value PLUS   Seeks to achieve long-term capital appreciation.   o AXA Equitable
                                                                             o SSgA Funds Management, Inc.
                                                                             o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Quality Bond PLUS    Seeks to achieve high current income consistent    o AllianceBernstein L.P.
                          with moderate risk to capital.                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

3. FEE TABLE

   The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted in from the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Acquired     Total Annual    Fee Waivers      Net Total
                                                                       Fund Fees       Expenses        and/or          Annual
                                                                     and Expenses      (Before         Expense        Expenses
                                    Management    12b-1     Other    (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                       Fees        Fees    Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock  0.35%         0.25%     0.11%           --        0.71%                --        0.71%
  EQ/Large Cap Growth Index          0.35%         0.25%     0.13%           --        0.73%                --        0.73%
  EQ/Large Cap Value Index           0.35%         0.25%     0.17%           --        0.77%                --        0.77%
  EQ/Large Cap Value PLUS            0.46%         0.25%     0.16%           --        0.87%                --        0.87%
  EQ/Mid Cap Index                   0.35%         0.25%     0.12%           --        0.72%                --        0.72%
  EQ/Quality Bond PLUS               0.40%         0.25%     0.19%           --        0.84%                --        0.84%
------------------------------------------------------------------------------------------------------------------------------------

4. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.)



------------------------------------------------------------------------------------------------------------------------------------
                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                       If you surrender your contract at the   annuity option with less than five
                                         end of the applicable time period                   years
------------------------------------------------------------------------------------------------------------------------------------
                                           1         3         5        10        1       3         5        10
 Portfolio Name                          year     years     years     years    year    years     years     years
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $1,119    $1,897    $2,732    $4,845    N/A    $1,897    $2,732    $4,845
  EQ/Large Cap Growth Index            $1,121    $1,903    $2,742    $4,864    N/A    $1,903    $2,742    $4,864
  EQ/Large Cap Value Index             $1,125    $1,916    $2,762    $4,901    N/A    $1,916    $2,762    $4,901
  EQ/Large Cap Value PLUS              $1,136    $1,947    $2,812    $4,995    N/A    $1,947    $2,812    $4,995
  EQ/Mid Cap Index                     $1,120    $1,900    $2,737    $4,854    N/A    $1,900    $2,737    $4,854
  EQ/Quality Bond PLUS                 $1,133    $1,937    $2,797    $4,967    N/A    $1,937    $2,797    $4,967
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                          If you do not surrender your
                                                    contract
                                       at the end of the applicable time
                                                     period
------------------------------------------------------------------------------------------------------------------------------------
                                         1       3         5         10
 Portfolio Name                        year    years     years     years
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $419   $1,297    $2,232    $4,845
  EQ/Large Cap Growth Index            $421   $1,303    $2,242    $4,864
  EQ/Large Cap Value Index             $425   $1,316    $2,262    $4,901
  EQ/Large Cap Value PLUS              $436   $1,347    $2,312    $4,995
  EQ/Mid Cap Index                     $420   $1,300    $2,237    $4,854
  EQ/Quality Bond PLUS                 $433   $1,337    $2,297    $4,967
------------------------------------------------------------------------------------------------------------------------------------

 Accumulator(R) is issued by and is a registered service mark of AXA Equitable
                     Life Insurance Company (AXA Equitable).
Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290
                   Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company
SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Prospectus. Please note the changes described below.

1. CHANGE OF PROCESSING OFFICE ADDRESS

   Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:

   HOW TO REACH US

   Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


--------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

   FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R)
     P.O. Box 1577
     Secaucus, NJ 07096-1577

   FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

--------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
    Accumulator(R)
    P.O. Box 1547
    Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
    Accumulator(R)
    500 Plaza Drive, 6th Floor
    Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


IM-08-21(11/08)                                                 140659 (11/08)
'04 NY Series NB (AR)                                                   x02288

2. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")


   A. PORTFOLIO NAME CHANGES

      The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.


--------------------------------------------------------------------------------
    Existing Portfolio Name                  New Portfolio Name
--------------------------------------------------------------------------------
    EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
--------------------------------------------------------------------------------
    EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
--------------------------------------------------------------------------------
    EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
--------------------------------------------------------------------------------
    EQ/FI Mid Cap                           EQ/Mid Cap Index
--------------------------------------------------------------------------------
    EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
--------------------------------------------------------------------------------

   B. PORTFOLIO SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these portfolios. The following is added under "Portfolios of the Trusts", in "Contract features and benefits", replacing information shown in the
   Prospectus:

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                               Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                    Objective                                         applicable)
------------------------------------------------------------------------------------------------------------------------------------
    Multimanager Mid Cap Value   Long-term growth of capital.                       o AXA Rosenberg Investment Management LLC
                                                                                    o Tradewinds Global Investors, LLC
                                                                                    o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
    EQ Advisors Trust                                                                Investment Manager (or Sub-Adviser(s), as
    Portfolio Name                Objective                                          applicable)
------------------------------------------------------------------------------------------------------------------------------------
    EQ/International Core PLUS   Seeks to achieve long-term growth of capital.      o AXA Equitable
                                                                                    o Hirayama Investments, LLC
                                                                                    o SSgA Funds Management, Inc.
                                                                                    o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    EQ/Large Cap Core PLUS       Seeks to achieve long-term growth of capital       o AXA Equitable
                                 with a secondary objective to seek reasonable      o Institutional Capital LLC
                                 current income. For purposes of this Portfolio,    o SSgA Funds Management, Inc.
                                 the words "reasonable current income" mean
                                 moderate income.
------------------------------------------------------------------------------------------------------------------------------------
    EQ/Large Cap Growth PLUS     Seeks to provide long-term capital growth.         o AXA Equitable
                                                                                    o Marsico Capital Management, LLC
                                                                                    o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    EQ/Large Cap Value Index     Seeks to achieve long-term growth of capital.      o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    EQ/Large Cap Value PLUS      Seeks to achieve capital appreciation.             o AXA Equitable
                                                                                    o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
    EQ/Mid Cap Index             Seeks to achieve long-term growth of capital.      o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    EQ/Mid Cap Value PLUS        Seeks to achieve long-term capital appreciation.   o AXA Equitable
                                                                                    o SSgA Funds Management, Inc.
                                                                                    o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
    EQ/Quality Bond PLUS         Seeks to achieve high current income consistent    o AllianceBernstein L.P.
                                 with moderate risk to capital.                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

3. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Acquired     Total Annual    Fee Waivers      Net Total
                                                                       Fund Fees       Expenses        and/or          Annual
                                                                      and Expenses      (Before         Expense        Expenses
                                   Management     12b-1      Other    (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                      Fees         Fees     Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock  0.35%         0.25%     0.11%           --        0.71%                --        0.71%
  EQ/Large Cap Growth Index          0.35%         0.25%     0.13%           --        0.73%                --        0.73%
  EQ/Large Cap Value Index           0.35%         0.25%     0.17%           --        0.77%                --        0.77%
  EQ/Large Cap Value PLUS            0.46%         0.25%     0.16%           --        0.87%                --        0.87%
  EQ/Mid Cap Index                   0.35%         0.25%     0.12%           --        0.72%                --        0.72%
  EQ/Quality Bond PLUS               0.40%         0.25%     0.19%           --        0.84%                --        0.84%

4. REVISED "EXAMPLE"

   Effective on or about December 1, 2008, the following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.)


------------------------------------------------------------------------------------------------------------------------------------
                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                       If you surrender your contract at the   annuity option with less than five
                                         end of the applicable time period                   years
------------------------------------------------------------------------------------------------------------------------------------
                                           1         3         5        10        1       3         5        10
 Portfolio Name                          year     years     years     years    year    years     years     years
------------------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $1,002    $1,536    $2,112    $3,507    N/A    $1,536    $2,112    $3,507
  EQ/Large Cap Growth Index            $1,004    $1,542    $2,123    $3,528    N/A    $1,542    $2,123    $3,528
  EQ/Large Cap Value Index             $1,008    $1,555    $2,144    $3,569    N/A    $1,555    $2,144    $3,569
  EQ/Large Cap Value PLUS              $1,019    $1,586    $2,196    $3,671    N/A    $1,586    $2,196    $3,671
  EQ/Mid Cap Index                     $1,003    $1,539    $2,118    $3,518    N/A    $1,539    $2,118    $3,518
  EQ/Quality Bond PLUS                 $1,016    $1,577    $2,180    $3,641    N/A    $1,577    $2,180    $3,641
------------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------
                                         If you do not surrender your
                                                   contract
                                      at the end of the applicable time
                                                    period
-------------------------------------------------------------------------
                                          1      3        5         10
 Portfolio Name                        year   years    years     years
-------------------------------------------------------------------------
  EQ ADVISORS TRUST:
-------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $302   $936    $1,612    $3,507
  EQ/Large Cap Growth Index            $304   $942    $1,623    $3,528
  EQ/Large Cap Value Index             $308   $955    $1,644    $3,569
  EQ/Large Cap Value PLUS              $319   $986    $1,696    $3,671
  EQ/Mid Cap Index                     $303   $939    $1,618    $3,518
  EQ/Quality Bond PLUS                 $316   $977    $1,680    $3,641

Accumulator(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290
                   Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Plus(SM) Prospectus. Please note the changes described below.

1. CHANGE OF PROCESSING OFFICE ADDRESS

   Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

-------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITH CHECKS:
-------------------------------------------------------------------------------
   FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R) Plus(SM)
     P.O. Box 1577
     Secaucus, NJ 07096-1577

   FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R) Plus(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

-------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITHOUT CHECKS:
-------------------------------------------------------------------------------

   FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R) Plus(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


   FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R) Plus(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

   Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax

IM-08-27 (11/08)                                      Catalog No. 140665 (11/08)
'06/'06.5 Series NB (AR)                                                  x02295
   number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or
   (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is:
   500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


2. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")


a. PORTFOLIO NAME CHANGES

   The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.


   -----------------------------------------------------------------------------
   Existing Portfolio Name                 New Portfolio Name
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
   -----------------------------------------------------------------------------
   EQ/FI Mid Cap                           EQ/Mid Cap Index
   -----------------------------------------------------------------------------
   EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
   -----------------------------------------------------------------------------

b. PORTFOLIO OBJECTIVE AND SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these Portfolios. The following is added under "Portfolios of the Trusts", in "Contract features and benefits", replacing information shown in the
   Prospectus:

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                                Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                  Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value     Long-term growth of capital.                          o AXA Rosenberg Investment Management LLC
                                                                                     o Tradewinds Global Investors, LLC
                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust
  Portfolio Name
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS    Seeks to achieve long-term growth of capital.         o AXA Equitable
                                                                                     o Hirayama Investments, LLC
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS        Seeks to achieve long-term growth of capital with a   o AXA Equitable
                               secondary objective to seek reasonable current        o Institutional Capital LLC
                               income. For purposes of this Portfolio, the words     o SSgA Funds Management, Inc.
                               "reasonable current income" mean moderate
                               income.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS      Seeks to provide long-term capital growth.            o AXA Equitable
                                                                                     o Marsico Capital Management, LLC
                                                                                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index      Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS       Seeks to achieve capital appreciation.                o AXA Equitable
                                                                                     o AllianceBernstein L.P.
 EQ/Mid Cap Index              Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Value PLUS   Seeks to achieve long-term capital appreciation.   o AXA Equitable
                                                                             o SSgA Funds Management, Inc.
                                                                             o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Quality Bond PLUS    Seeks to achieve high current income consistent    o AllianceBernstein L.P.
                          with moderate risk to capital.                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

3. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Protfolios, is deleted from the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Acquired     Total Annual    Fee Waivers      Net Total
                                                                        Fund Fees       Expenses        and/or          Annual
                                                                      and Expenses      (Before         Expense        Expenses
                                    Management     12b-1     Other    (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                       Fees         Fees    Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock  0.35%         0.25%     0.11%           --        0.71%                --        0.71%
  EQ/Large Cap Growth Index          0.35%         0.25%     0.13%           --        0.73%                --        0.73%
  EQ/Large Cap Value Index           0.35%         0.25%     0.17%           --        0.77%                --        0.77%
  EQ/Large Cap Value PLUS            0.46%         0.25%     0.16%           --        0.87%                --        0.87%
  EQ/Mid Cap Index                   0.35%         0.25%     0.12%           --        0.72%                --        0.72%
  EQ/Quality Bond PLUS               0.40%         0.25%     0.19%           --        0.84%                --        0.84%
------------------------------------------------------------------------------------------------------------------------------------

4. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                       If you surrender your contract at the   annuity option with less than five
                                         end of the applicable time period                   years
------------------------------------------------------------------------------------------------------------------------------------
                                          1         3         5        10        1       3         5        10
 Portfolio Name                          year     years     years     years    year    years     years     years
------------------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $1,224    $2,004    $2,831    $4,769    N/A    $2,004    $2,831    $4,769
  EQ/Large Cap Growth Index            $1,226    $2,011    $2,841    $4,789    N/A    $2,011    $2,841    $4,789
  EQ/Large Cap Value Index             $1,230    $2,023    $2,862    $4,828    N/A    $2,023    $2,862    $4,828
  EQ/Large Cap Value PLUS              $1,241    $2,055    $2,914    $4,925    N/A    $2,055    $2,914    $4,925
  EQ/Mid Cap Index                     $1,225    $2,007    $2,836    $4,779    N/A    $2,007    $2,836    $4,779
  EQ/Quality Bond PLUS                 $1,238    $2,046    $2,899    $4,896    N/A    $2,046    $2,899    $4,896
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                          If you do not surrender your
                                       contract at the end of the applicable
                                                   time period
---------------------------------------------------------------------------
                                         1       3         5         10
 Portfolio Name                        year    years     years     years
---------------------------------------------------------------------------
  EQ ADVISORS TRUST:
---------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $424   $1,304    $2,231    $4,769
  EQ/Large Cap Growth Index            $426   $1,311    $2,241    $4,789
  EQ/Large Cap Value Index             $430   $1,323    $2,262    $4,828
  EQ/Large Cap Value PLUS              $441   $1,355    $2,314    $4,925
  EQ/Mid Cap Index                     $425   $1,307    $2,236    $4,779
  EQ/Quality Bond PLUS                 $438   $1,346    $2,299    $4,896
---------------------------------------------------------------------------

Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Plus(SM) Prospectus. Please note the following changes described below.


1. CHANGE OF PROCESSING OFFICE ADDRESS

   Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:


HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

   FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
      Accumulator(R) Plus(SM)
      P.O. Box 1577
      Secaucus, NJ 07096-1577


   FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
      Accumulator(R) Plus(SM)
      500 Plaza Drive, 6th Floor
      Secaucus, NJ 07094



--------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

   FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R) Plus(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


   FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R) Plus(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

  Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax


IM-08-20(11/08)                                       Catalog No. 140658 (11/08)
'07/'07.5 Series NB/IF (AR)                                             x02263
  number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or
  (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is:
  500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


2. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")


A. PORTFOLIO NAME CHANGES

   The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.




--------------------------------------------------------------------------------
   Existing Portfolio Name                 New Portfolio Name
--------------------------------------------------------------------------------
   EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
--------------------------------------------------------------------------------
   EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
--------------------------------------------------------------------------------
   EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
--------------------------------------------------------------------------------
   EQ/FI Mid Cap                           EQ/Mid Cap Index
--------------------------------------------------------------------------------
   EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
--------------------------------------------------------------------------------


B. PORTFOLIO OBJECTIVE AND SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these Portfolios. The following is added under "Portfolios of the Trusts", in "Contract features and benefits", replacing information shown in the Prospectus:

-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                     applicable)
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value   Long-term growth of capital.     o AXA Rosenberg Investment Management LLC
                                                              o Tradewinds Global Investors, LLC
                                                              o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                                    Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                            applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS   Seeks to achieve long-term growth of capital.           o AXA Equitable
                                                                                     o Hirayama Investments, LLC
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wentworth Hauser and Violich, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS         Seeks to achieve long-term growth of capital with a   o AXA Equitable
                               secondary objective to seek reasonable current        o Institutional Capital LLC
                               income. For purposes of this Portfolio, the words     o SSgA Funds Management, Inc.
                               "reasonable current income" mean moderate
                               income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS     Seeks to provide long-term capital growth.              o AXA Equitable
                                                                                     o Marsico Capital Management, LLC
                                                                                     o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index     Seeks to achieve long-term growth of capital.           o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS      Seeks to achieve capital appreciation.                  o AXA Equitable
                                                                                     o AllianceBernstein L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index             Seeks to achieve long-term growth of capital.           o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                            Investment Manager (or Sub-Adviser(s), as
Portfolio Name             Objective                                         applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS     Seeks to achieve long-term capital appreciation.   o AXA Equitable
                                                                             o SSgA Funds Management, Inc.
                                                                             o Wellington Management Company LLP
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS      Seeks to achieve high current income consistent    o AllianceBernstein L.P.
                          with moderate risk to capital.                     o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

3. FEE TABLE

   The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                        Acquired     Total Annual    Fee Waivers      Net Total
                                                                       Fund Fees      Expenses         and/or          Annual
                                                                     and Expenses      (Before         Expense        Expenses
                                     Management   12b-1     Other    (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                       Fees        Fees    Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
----------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock   0.35%         0.25%     0.11%        --        0.71%             --             0.71%
  EQ/Large Cap Growth Index           0.35%         0.25%     0.13%        --        0.73%             --             0.73%
  EQ/Large Cap Value Index            0.35%         0.25%     0.17%        --        0.77%             --             0.77%
  EQ/Large Cap Value PLUS             0.46%         0.25%     0.16%        --        0.87%             --             0.87%
  EQ/Mid Cap Index                    0.35%         0.25%     0.12%        --        0.72%             --             0.72%
  EQ/Quality Bond PLUS                0.40%         0.25%     0.19%        --        0.84%             --             0.84%
-----------------------------------------------------------------------------------------------------------------------------------

4   REVISED "EXAMPLE"


  The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.)



------------------------------------------------------------------------------------------------------------------------------------
                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                       If you surrender your contract at the   annuity option with less than five
                                         end of the applicable time period                   years
------------------------------------------------------------------------------------------------------------------------------------
                                          1        3         5         10       1       3         5         10
 Portfolio Name                          year     years     years     years    year    years     years     years
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $1,256    $2,107    $3,014    $5,198    N/A    $2,107    $3,014    $5,198
  EQ/Large Cap Growth Index            $1,258    $2,114    $3,024    $5,218    N/A    $2,114    $3,024    $5,218
  EQ/Large Cap Value Index             $1,263    $2,127    $3,045    $5,256    N/A    $2,127    $3,045    $5,256
  EQ/Large Cap Value PLUS              $1,274    $2,159    $3,097    $5,351    N/A    $2,159    $3,097    $5,351
  EQ/Mid Cap Index                     $1,257    $2,111    $3,019    $5,208    N/A    $2,111    $3,019    $5,208
  EQ/Quality Bond PLUS                 $1,270    $2,149    $3,081    $5,323    N/A    $2,149    $3,081    $5,323
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                          If you do not surrender your contract
                                       at the end of the applicable time
                                                     period
--------------------------------------------------------------------------------
                                         1       3         5         10
 Portfolio Name                        year    years     years     years
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $456   $1,407    $2,414    $5,198
  EQ/Large Cap Growth Index            $458   $1,414    $2,424    $5,218
  EQ/Large Cap Value Index             $463   $1,427    $2,445    $5,256
  EQ/Large Cap Value PLUS              $474   $1,459    $2,497    $5,351
  EQ/Mid Cap Index                     $457   $1,411    $2,419    $5,208
  EQ/Quality Bond PLUS                 $470   $1,449    $2,481    $5,323
--------------------------------------------------------------------------------

Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Plus(SM) Prospectus. Please note the changes described below.

1. CHANGE OF PROCESSING OFFICE ADDRESS

   Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


---------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
---------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R) Plus(SM)
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R) Plus(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


---------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
---------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R) Plus(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R) Plus(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


IM-08-24 (11/08)                                                140662 (11/08)
'04 NY Series NB(AR)                                                    x02289

2. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")

A. PORTFOLIO NAME CHANGES

   The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

--------------------------------------------------------------------------------
   Existing Portfolio Name                 New Portfolio Name
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
--------------------------------------------------------------------------------
  EQ/FI Mid Cap                           EQ/Mid Cap Index
--------------------------------------------------------------------------------
  EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
--------------------------------------------------------------------------------

B. PORTFOLIO OBJECTIVE AND SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these portfolios. The following is added under "Portfolios of the Trusts", in "Contract features and benefits", replacing information shown in the
   Prospectus:

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                                Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                  Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
  Multimanager Mid Cap Value   Long-term growth of capital.                          o AXA Rosenberg Investment Management LLC
                                                                                     o Tradewinds Global Investors, LLC
                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust                                                                  Investment Manager (or Sub-Adviser(s), as
   Portfolio Name               Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS   Seeks to achieve long-term growth of capital.          o AXA Equitable
                                                                                     o Hirayama Investments, LLC
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wentworth Hauser and Violich, Inc
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS        Seeks to achieve long-term growth of capital with a   o AXA Equitable
                               secondary objective to seek reasonable current        o Institutional Capital LLC
                               income. For purposes of this Portfolio, the words     o SSgA Funds Management, Inc.
                               "reasonable current income" mean moderate
                               income.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Growth PLUS     Seeks to provide long-term capital growth.            o AXA Equitable
                                                                                     o Marsico Capital Management, LLC
                                                                                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value Index     Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value PLUS      Seeks to achieve long-term appreciation.              o AXA Equitable
                                                                                     o AllianceBernstein, L.P.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Index             Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Value PLUS        Seeks to achieve long-term capital appreciation.      o AXA Equitable
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Quality Bond PLUS         Seeks to achieve high current income consistent       o AllianceBernstein L.P.
                               with moderate risk to capital.                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

3. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Acquired     Total Annual    Fee Waivers      Net Total
                                                                        Fund Fees       Expenses        and/or          Annual
                                                                      and Expenses      (Before         Expense        Expenses
                                    Management     12b-1     Other    (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                       Fees         Fees    Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock  0.35%         0.25%     0.11%           --        0.71%                --        0.71%
  EQ/Large Cap Growth Index          0.35%         0.25%     0.13%           --        0.73%                --        0.73%
  EQ/Large Cap Value Index           0.35%         0.25%     0.17%           --        0.77%                --        0.77%
  EQ/Large Cap Value PLUS            0.46%         0.25%     0.16%           --        0.87%                --        0.87%
  EQ/Mid Cap Index                   0.35%         0.25%     0.12%           --        0.72%                --        0.72%
  EQ/Quality Bond PLUS               0.40%         0.25%     0.19%           --        0.84%                --        0.84%
------------------------------------------------------------------------------------------------------------------------------------

4. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.)



------------------------------------------------------------------------------------------------------------------------------------
                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                       If you surrender your contract at the   annuity option with less than five
                                         end of the applicable time period                   years
------------------------------------------------------------------------------------------------------------------------------------
                                           1         3         5        10        1       3         5        10
 Portfolio Name                          year     years     years     years    year    years     years     years
------------------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $1,138    $1,743    $2,391    $3,866    N/A    $1,743    $2,391    $3,866
  EQ/Large Cap Growth Index            $1,140    $1,750    $2,402    $3,887    N/A    $1,750    $2,402    $3,887
  EQ/Large Cap Value Index             $1,145    $1,763    $2,423    $3,928    N/A    $1,763    $2,423    $3,928
  EQ/Large Cap Value PLUS              $1,155    $1,795    $2,477    $4,032    N/A    $1,795    $2,477    $4,032
  EQ/Mid Cap Index                     $1,139    $1,747    $2,396    $3,876    N/A    $1,747    $2,396    $3,876
  EQ/Quality Bond PLUS                 $1,152    $1,785    $2,461    $4,001    N/A    $1,785    $2,461    $4,001
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                          If you do not surrender your
                                                    contract
                                       at the end of the applicable time
                                                     period
--------------------------------------------------------------------------------
                                        1       3         5         10
 Portfolio Name                        year    years     years     years
--------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $338   $1,043    $1,791    $3,866
  EQ/Large Cap Growth Index            $340   $1,050    $1,802    $3,887
  EQ/Large Cap Value Index             $345   $1,063    $1,823    $3,928
  EQ/Large Cap Value PLUS              $355   $1,095    $1,877    $4,032
  EQ/Mid Cap Index                     $339   $1,047    $1,796    $3,876
  EQ/Quality Bond PLUS                 $352   $1,085    $1,861    $4,001
--------------------------------------------------------------------------------

Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus. Equitable Life Insurance Company

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Select(SM) Prospectus. Please note the following changes described below.


1. CHANGE OF PROCESSING OFFICE ADDRESS

   Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:


   HOW TO REACH US

   Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


--------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------
   FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
       Accumulator(R) Select(SM)
       P.O. Box 1577
       Secaucus, NJ 07096-1577

   FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
       Accumulator(R) Select(SM)
       500 Plaza Drive, 6th Floor
       Secaucus, NJ 07094

--------------------------------------------------------------------------------
   FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

   FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
       Accumulator(R) Select(SM)
       P.O. Box 1547
       Secaucus, NJ 07096-1547

   FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
       Accumulator(R) Select(SM)
       500 Plaza Drive, 6th Floor
       Secaucus, NJ 07094

   Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax


IM-08-19(11/08)                                             Catalog No. 140657
'07/'07.5 Series NB/IF (AR)                                             x02262
   number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or
   (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is:
   500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

2. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")

A. PORTFOLIO NAME CHANGES

   The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.


   -----------------------------------------------------------------------------
   Existing Portfolio Name                 New Portfolio Name
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
   -----------------------------------------------------------------------------
   EQ/FI Mid Cap                           EQ/Mid Cap Index
   -----------------------------------------------------------------------------
   EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
   -----------------------------------------------------------------------------

B. PORTFOLIO OBJECTIVE AND SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these Portfolios. The following is added under "Portfolios of the Trusts", in "Contract features and benefits", replacing information shown in the Prospectus:

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                               Investment Manager (or Sub-Adviser(s), as
 Portfolio Name               Objective                                              applicable)
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value   Long-term growth of capital.                           o AXA Rosenberg Investment Management LLC
                                                                                     o Tradewinds Global Investors, LLC
                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                   Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                Objective                                             applicable)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS   Seeks to achieve long-term growth of capital.          o AXA Equitable
                                                                                     o Hirayama Investments, LLC
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS       Seeks to achieve long-term growth of capital with a    o AXA Equitable
                              secondary objective to seek reasonable current         o Institutional Capital LLC
                              income. For purposes of this Portfolio, the words      o SSgA Funds Management, Inc.
                              "reasonable current income" mean moderate
                              income.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS     Seeks to provide long-term capital growth.             o AXA Equitable
                                                                                     o Marsico Capital Management, LLC
                                                                                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index     Seeks to achieve long-term growth of capital.          o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS      Seeks to achieve long-term appreciation.               o AXA Equitable
                                                                                     o AllianceBernstein, L.P.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index             Seeks to achieve long-term growth of capital.          o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

2



------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                   Investment Manager (or Sub-Adviser(s), as
 Portfolio Name             Objective                                                applicable)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS      Seeks to achieve long-term capital appreciation.         o AXA Equitable
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS       Seeks to achieve high current income consistent          o AllianceBernstein L.P.
                            with moderate risk to capital.                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

3. FEE TABLE

   The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                         Acquired     Total Annual    Fee Waivers      Net Total
                                                                         Fund Fees       Expenses        and/or          Annual
                                                                       and Expenses      (Before         Expense        Expenses
                                     Management     12b-1    Other     (Underlying       Expense       Reimburse-    (After Expense
 Portfolio Name                         Fees        Fees    Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock   0.35%         0.25%     0.11%          --          0.71%                --        0.71%
  EQ/Large Cap Growth Index           0.35%         0.25%     0.13%          --          0.73%                --        0.73%
  EQ/Large Cap Value Index            0.35%         0.25%     0.17%          --          0.77%                --        0.77%
  EQ/Large Cap Value PLUS             0.46%         0.25%     0.16%          --          0.87%                --        0.87%
  EQ/Mid Cap Index                    0.35%         0.25%     0.12%          --          0.72%                --        0.72%
  EQ/Quality Bond PLUS                0.40%         0.25%     0.19%          --          0.84%                --        0.84%
------------------------------------------------------------------------------------------------------------------------------------

4. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     If you surrender or do not surrender
                                        If you annuitize at the end of the                   your contract at the
                                              applicable time period                 end of the applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                        1       3          5                          1       3         5         10
 Portfolio Name                        year    years     years     10 years          year    years     years     years
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    N/A    $1,769    $2,780      $5,561           $461   $1,419    $2,430    $5,211
  EQ/Large Cap Growth Index            N/A    $1,775    $2,789      $5,579           $463   $1,425    $2,439    $5,229
  EQ/Large Cap Value Index             N/A    $1,787    $2,809      $5,615           $467   $1,437    $2,459    $5,265
  EQ/Large Cap Value PLUS              N/A    $1,818    $2,859      $5,705           $477   $1,468    $2,509    $5,355
  EQ/Mid Cap Index                     N/A    $1,772    $2,785      $5,570           $462   $1,422    $2,435    $5,220
  EQ/Quality Bond PLUS                 N/A    $1,809    $2,844      $5,678           $474   $1,459    $2,494    $5,328
------------------------------------------------------------------------------------------------------------------------------------

Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Select(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Select(SM) Prospectus. Please note the changes described below.


1. CHANGE OF PROCESSING OFFICE ADDRESS

   Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:


HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
  Accumulator(R) Select(SM)
  P.O. Box 1577
  Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
  Accumulator(R) Select(SM)
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094



--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
  Accumulator(R) Select(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
  Accumulator(R) Select(SM)
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094


Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


IM-08-23 (11/08)                                                140661 (11/08)
'04 NY Series NB (AR)                                                   x02290

2. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")

a. PORTFOLIO NAME CHANGES

   The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

   -----------------------------------------------------------------------------
   Existing Portfolio Name                 New Portfolio Name
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
   -----------------------------------------------------------------------------
   EQ/FI Mid Cap                           EQ/Mid Cap Index
   -----------------------------------------------------------------------------
   EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
   -----------------------------------------------------------------------------

b. PORTFOLIO OBJECTIVE AND SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these portfolios. The following is added under "Portfolios of the Trusts", in "Contract features and benefits", replacing information shown in the
   Prospectus:

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                                             Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                         applicable)
------------------------------------------------------------------------------------------------------------------------------------
  Multimanager Mid Cap Value   Long-term growth of capital.                       o AXA Rosenberg Investment Management LLC
                                                                                  o Tradewinds Global Investors, LLC
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
   EQ Advisors Trust                                                              Investment Manager (or Sub-Adviser(s), as
   Portfolio Name               Objective                                         applicable)
------------------------------------------------------------------------------------------------------------------------------------
  EQ/International Core PLUS   Seeks to achieve long-term growth of capital.      o AXA Equitable
                                                                                  o Hirayama Investments, LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Core PLUS       Seeks to achieve long-term growth of capital with  o AXA Equitable
                               a secondary objective to seek reasonable current   o Institutional Capital LLC
                               income. For purposes of this Portfolio, the words  o SSgA Funds Management, Inc.
                               "reasonable current income" mean moderate
                               income.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Growth PLUS     Seeks to provide long-term capital growth.         o AXA Equitable
                                                                                  o Marsico Capital Management, LLC
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value Index     Seeks to achieve long-term growth of capital.      o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value PLUS      Seeks to achieve capital appreciation.             o AXA Equitable
                                                                                  o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Index             Seeks to achieve long-term growth of capital.      o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Value PLUS        Seeks to achieve long-term capital appreciation.   o AXA Equitable
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Quality Bond PLUS         Seeks to achieve high current income consistent    o AllianceBernstein L.P.
                               with moderate risk to capital.                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

3. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Acquired     Total Annual    Fee Waivers      Net Total
                                                                        Fund Fees       Expenses        and/or          Annual
                                                                      and Expenses      (Before         Expense        Expenses
                                   Management      12b-1     Other    (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                      Fees          Fees    Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust:
-------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock  0.35%         0.25%     0.11%           --        0.71%                --        0.71%
  EQ/Large Cap Growth Index          0.35%         0.25%     0.13%           --        0.73%                --        0.73%
  EQ/Large Cap Value Index           0.35%         0.25%     0.17%           --        0.77%                --        0.77%
  EQ/Large Cap Value PLUS            0.46%         0.25%     0.16%           --        0.87%                --        0.87%
  EQ/Mid Cap Index                   0.35%         0.25%     0.12%           --        0.72%                --        0.72%
  EQ/Quality Bond PLUS               0.40%         0.25%     0.19%           --        0.84%                --        0.84%
-------------------------------------------------------------------------------------------------------------------------------

4. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.)

-------------------------------------------------------------------------------------------------------------------------------
                                                                            If you surrender or do not surrender
                                      If you annuitize at the end of the           your contract at the
                                           applicable time period               end of the applicable time period
-------------------------------------------------------------------------------------------------------------------------------
                                        1       3         5         10       1       3         5         10
 Portfolio Name                       year    years     years     years    year    years     years     years
-------------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock   N/A    $1,541    $2,392    $4,742    $386   $1,191    $2,042    $4,392
  EQ/Large Cap Growth Index           N/A    $1,547    $2,402    $4,761    $388   $1,197    $2,052    $4,411
  EQ/Large Cap Value Index            N/A    $1,559    $2,422    $4,800    $392   $1,209    $2,072    $4,450
  EQ/Large Cap Value PLUS             N/A    $1,590    $2,473    $4,895    $403   $1,240    $2,123    $4,545
  EQ/Mid Cap Index                    N/A    $1,544    $2,397    $4,752    $387   $1,194    $2,047    $4,402
  EQ/Quality Bond PLUS                N/A    $1,581    $2,458    $4,867    $400   $1,231    $2,108    $4,517
-------------------------------------------------------------------------------------------------------------------------------

Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Select(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234
                                                                               3

AXA Equitable Life Insurance Company

SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) ELITE(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Elite(SM) Prospectus. Please note the changes described below.


1. CHANGE OF PROCESSING OFFICE ADDRESS

   Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:


HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
  Accumulator(R) Elite(SM)
  P.O. Box 1577
  Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
  Accumulator(R) Elite(SM)
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094



--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
  Accumulator(R) Elite(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
  Accumulator(R) Elite(SM)
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094


Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we


IM-08-26 (11/08)                                      Catalog No. 140664 (11/08)
Elite '06/'06.5 Series NB/IF (AR)                                         x02294
accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


2. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")


a. PORTFOLIO NAME CHANGES

   The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

   -----------------------------------------------------------------------------
   Existing Portfolio Name                 New Portfolio Name
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
   -----------------------------------------------------------------------------
   EQ/FI Mid Cap                           EQ/Mid Cap Index
   -----------------------------------------------------------------------------
   EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
   -----------------------------------------------------------------------------

b. PORTFOLIO OBJECTIVE AND SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these Portfolios. The following is added under "Portfolios of the Trusts", in "Contract features and benefits", replacing information shown in the
   Prospectus:

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                                Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                  Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
  Multimanager Mid Cap Value   Long-term growth of capital.                          o AXA Rosenberg Investment Management LLC
                                                                                     o Tradewinds Global Investors, LLC
                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
   EQ Advisors Trust                                                                  Investment Manager (or Sub-Adviser(s), as
   Portfolio Name               Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
  EQ/International Core PLUS   Seeks to achieve long-term growth of capital.         o AXA Equitable
                                                                                     o Hirayama Investments, LLC
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Core PLUS       Seeks to achieve long-term growth of capital with a   o AXA Equitable
                               secondary objective to seek reasonable current        o Institutional Capital LLC
                               income. For purposes of this Portfolio, the words     o SSgA Funds Management, Inc.
                               "reasonable current income" mean moderate
                               income.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Growth PLUS     Seeks to provide long-term capital growth.            o AXA Equitable
                                                                                     o Marsico Capital Management, LLC
                                                                                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value Index     Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value PLUS      Seeks to achieve capital appreciation.                o AXA Equitable
                                                                                     o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Index             Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Value PLUS   Seeks to achieve long-term capital appreciation.   o AXA Equitable
                                                                             o SSgA Funds Management, Inc.
                                                                             o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Quality Bond PLUS    Seeks to achieve high current income consistent    o AllianceBernstein L.P.
                          with moderate risk to capital.                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

3. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Acquired     Total Annual    Fee Waivers      Net Total
                                                                      Fund Fees       Expenses        and/or          Annual
                                                                     and Expenses      (Before         Expense        Expenses
                                   Management    12b-1     Other     (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                       Fees        Fees    Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock  0.35%         0.25%     0.11%           --        0.71%                --        0.71%
  EQ/Large Cap Growth Index          0.35%         0.25%     0.13%           --        0.73%                --        0.73%
  EQ/Large Cap Value Index           0.35%         0.25%     0.17%           --        0.77%                --        0.77%
  EQ/Large Cap Value PLUS            0.46%         0.25%     0.16%           --        0.87%                --        0.87%
  EQ/Mid Cap Index                   0.35%         0.25%     0.12%           --        0.72%                --        0.72%
  EQ/Quality Bond PLUS               0.40%         0.25%     0.19%           --        0.84%                --        0.84%
------------------------------------------------------------------------------------------------------------------------------------

4. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                       If you surrender your contract at the   annuity option with less than five
                                         end of the applicable time period                   years
------------------------------------------------------------------------------------------------------------------------------------
                                           1         3         5        10        1       3         5        10
 Portfolio Name                          year     years     years     years    year    years     years     years
------------------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $1,223    $1,901    $2,223    $4,740    N/A    $1,901    $2,223    $4,740
  EQ/Large Cap Growth Index            $1,225    $1,907    $2,233    $4,759    N/A    $1,907    $2,233    $4,759
  EQ/Large Cap Value Index             $1,229    $1,919    $2,253    $4,796    N/A    $1,919    $2,253    $4,796
  EQ/Large Cap Value PLUS              $1,240    $1,950    $2,303    $4,888    N/A    $1,950    $2,303    $4,888
  EQ/Mid Cap Index                     $1,224    $1,904    $2,228    $4,749    N/A    $1,904    $2,228    $4,749
  EQ/Quality Bond PLUS                 $1,237    $1,941    $2,288    $4,860    N/A    $1,941    $2,288    $4,860
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                      If you do not surrender your contract
                                       at the end of the applicable time
                                                    period
---------------------------------------------------------------------------
                                          1       3         5         10
 Portfolio Name                        year    years     years     years
  EQ ADVISORS TRUST:
---------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $423   $1,301    $2,223    $4,740
  EQ/Large Cap Growth Index            $425   $1,307    $2,233    $4,759
  EQ/Large Cap Value Index             $429   $1,319    $2,253    $4,796
  EQ/Large Cap Value PLUS              $440   $1,350    $2,303    $4,888
  EQ/Mid Cap Index                     $424   $1,304    $2,228    $4,749
  EQ/Quality Bond PLUS                 $437   $1,341    $2,288    $4,860
---------------------------------------------------------------------------

Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Elite(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) ELITE(SM)


--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Elite(SM) Prospectus. Please note the following changes described below.

1. CHANGE OF PROCESSING OFFICE ADDRESS

Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
  Accumulator(R) Elite(SM)
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
  Accumulator(R) Elite(SM)
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
  Accumulator(R) Elite(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
  Accumulator(R) Elite(SM)
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094


Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we


IM-08-18 (11/08)                                      Catalog No. 140656 (11/08)
'07/'07.5 Series NB/IF (AR)                                               x02261
accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


2. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")


A. PORTFOLIO NAME CHANGES

   The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.


--------------------------------------------------------------------------------
   Existing Portfolio Name                 New Portfolio Name
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
--------------------------------------------------------------------------------
  EQ/FI Mid Cap                           EQ/Mid Cap Index
--------------------------------------------------------------------------------
  EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
--------------------------------------------------------------------------------

B. PORTFOLIO OBJECTIVE AND SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these Portfolios. The following is added under "Portfolios of the Trusts", in "Contract features and benefits", replacing information shown in the
   Prospectus:

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                               Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                Objective                                             applicable)
------------------------------------------------------------------------------------------------------------------------------------
  Multimanager Mid Cap Value   Long-term growth of capital.                          o AXA Rosenberg Investment Management LLC
                                                                                     o Tradewinds Global Investors, LLC
                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                                   Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                Objective                                             applicable)
------------------------------------------------------------------------------------------------------------------------------------
  EQ/International Core PLUS   Seeks to achieve long-term growth of capital.         o AXA Equitable
                                                                                     o Hirayama Investments, LLC
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Core PLUS       Seeks to achieve long-term growth of capital with a   o AXA Equitable
                               secondary objective to seek reasonable current        o Institutional Capital LLC
                               income. For purposes of this Portfolio, the words     o SSgA Funds Management, Inc.
                               "reasonable current income" mean moderate
                               income.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Growth PLUS     Seeks to provide long-term capital growth.            o AXA Equitable
                                                                                     o Marsico Capital Management, LLC
                                                                                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value Index     Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value PLUS      Seeks to achieve capital appreciation.                o AXA Equitable
                                                                                     o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Index             Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                           Investment Manager (or Sub-Adviser(s), as
 Portfolio Name           Objective                                          applicable)
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Value PLUS   Seeks to achieve long-term capital appreciation.   o AXA Equitable
                                                                             o SSgA Funds Management, Inc.
                                                                             o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Quality Bond PLUS    Seeks to achieve high current income consistent    o AllianceBernstein L.P.
                          with moderate risk to capital.                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

3. FEE TABLE

   The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Acquired     Total Annual    Fee Waivers      Net Total
                                                                       Fund Fees       Expenses        and/or          Annual
                                                                     and Expenses      (Before         Expense        Expenses
                                    Management    12b-1     Other    (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                       Fees        Fees    Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock  0.35%         0.25%     0.11%           --        0.71%                --        0.71%
  EQ/Large Cap Growth Index          0.35%         0.25%     0.13%           --        0.73%                --        0.73%
  EQ/Large Cap Value Index           0.35%         0.25%     0.17%           --        0.77%                --        0.77%
  EQ/Large Cap Value PLUS            0.46%         0.25%     0.16%           --        0.87%                --        0.87%
  EQ/Mid Cap Index                   0.35%         0.25%     0.12%           --        0.72%                --        0.72%
  EQ/Quality Bond PLUS               0.40%         0.25%     0.19%           --        0.84%                --        0.84%
------------------------------------------------------------------------------------------------------------------------------------

4. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.)



-------------------------------------------------------------------------------------------------------------------------------
                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                       If you surrender your contract at the   annuity option with less than five
                                         end of the applicable time period                   years
-------------------------------------------------------------------------------------------------------------------------------
                                           1         3         5        10        1       3         5        10
 Portfolio Name                          year     years     years     years    year    years     years     years
-------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $1,256    $2,004    $2,406    $5,167    N/A    $2,004    $2,406    $5,167
  EQ/Large Cap Growth Index            $1,258    $2,010    $2,416    $5,186    N/A    $2,010    $2,416    $5,186
  EQ/Large Cap Value Index             $1,262    $2,023    $2,435    $5,222    N/A    $2,023    $2,435    $5,222
  EQ/Large Cap Value PLUS              $1,272    $2,053    $2,485    $5,312    N/A    $2,053    $2,485    $5,312
  EQ/Mid Cap Index                     $1,257    $2,007    $2,411    $5,176    N/A    $2,007    $2,411    $5,176
  EQ/Quality Bond PLUS                 $1,269    $2,044    $2,470    $5,285    N/A    $2,044    $2,470    $5,285
-------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                          If you do not surrender your
                                                    contract
                                       at the end of the applicable time
                                                     period
--------------------------------------------------------------------------------
                                          1       3         5         10
 Portfolio Name                        year    years     years     years
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $456   $1,404    $2,406    $5,167
  EQ/Large Cap Growth Index            $458   $1,410    $2,416    $5,186
  EQ/Large Cap Value Index             $462   $1,423    $2,435    $5,222
  EQ/Large Cap Value PLUS              $472   $1,453    $2,485    $5,312
  EQ/Mid Cap Index                     $457   $1,407    $2,411    $5,176
  EQ/Quality Bond PLUS                 $469   $1,444    $2,470    $5,285
--------------------------------------------------------------------------------

Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Elite(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED DECEMBER 1, 2008 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) ELITE(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Elite(SM) Prospectus. Please note the changes described below.


1. CHANGE OF PROCESSING OFFICE ADDRESS

   Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:


HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R) Elite(SM)
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R) Elite(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R) Elite(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R) Elite(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


IM-08-22 (11/08)                                                140660 (11/08)
'04 NY Series NB (AR)                                                   x02287

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.

2. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")

A. PORTFOLIO NAME CHANGES

   The following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

--------------------------------------------------------------------------------
   Existing Portfolio Name                 New Portfolio Name
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Large Cap Growth   EQ/Large Cap Growth Index
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Quality Bond       EQ/Quality Bond PLUS
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Value              EQ/Large Cap Value PLUS
--------------------------------------------------------------------------------
  EQ/FI Mid Cap                           EQ/Mid Cap Index
--------------------------------------------------------------------------------
  EQ/Legg Mason Value Equity              EQ/Large Cap Value Index
--------------------------------------------------------------------------------

B. PORTFOLIO OBJECTIVE AND SUB-ADVISER CHANGES

   Certain Portfolios' Sub-Adviser(s) will also change. The Portfolios listed below will have the Sub-Advisers listed in the table below. (Portfolios whose names are changing are listed below under their new names.) AXA Equitable Life Insurance Company will continue to be the Investment Manager of all of these portfolios. The following is added under "Portfolios of the Trusts", in "Contract features and benefits", replacing information shown in the
   Prospectus:

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust                                                               Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                  Objective                                           applicable)
------------------------------------------------------------------------------------------------------------------------------------
  Multimanager Mid Cap Value   Long-term growth of capital.                          o AXA Rosenberg Investment Management LLC
                                                                                     o Tradewinds Global Investors, LLC
                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
   EQ Advisors Trust                                                                 Investment Manager (or Sub-Adviser(s), as
   Portfolio Name               Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
  EQ/International Core PLUS   Seeks to achieve long-term growth of capital.         o AXA Equitable
                                                                                     o Hirayama Investments, LLC
                                                                                     o SSgA Funds Management, Inc.
                                                                                     o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Core PLUS       Seeks to achieve long-term growth of capital with a   o AXA Equitable
                               secondary objective to seek reasonable current        o Institutional Capital LLC
                               income. For purposes of this Portfolio, the words     o SSgA Funds Management, Inc.
                               "reasonable current income" mean moderate
                               income.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Growth PLUS     Seeks to provide long-term capital growth.            o AXA Equitable
                                                                                     o Marsico Capital Management, LLC
                                                                                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value Index     Seeks to achieve long-term growth of capital.         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  EQ/Large Cap Value PLUS   Seeks to achieve capital appreciation.             o AXA Equitable
                                                                               o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Index          Seeks to achieve long-term growth of capital.      o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Mid Cap Value PLUS     Seeks to achieve long-term capital appreciation.   o AXA Equitable
                                                                               o SSgA Funds Management, Inc.
                                                                               o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
  EQ/Quality Bond PLUS      Seeks to achieve high current income consistent    o AllianceBernstein L.P.
                            with moderate risk to capital.                     o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

3. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of EQ/AllianceBernstein Common Stock, EQ/Large Cap Value PLUS (formerly EQ/AllianceBernstein Value), EQ/Large Cap Growth Index (formerly EQ/AllianceBernstein Large Cap Growth) and EQ/Large Cap Value Index (formerly EQ/Legg Mason Value Equity) are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Acquired     Total Annual    Fee Waivers      Net Total
                                                                       Fund Fees       Expenses        and/or          Annual
                                                                     and Expenses      (Before         Expense        Expenses
                                    Management    12b-1     Other    (Underlying      Expense       Reimburse-    (After Expense
 Portfolio Name                       Fees        Fees    Expenses    Portfolios)    Limitations)       ments       Limitations)
------------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock  0.35%         0.25%     0.11%           --        0.71%                --        0.71%
  EQ/Large Cap Growth Index          0.35%         0.25%     0.13%           --        0.73%                --        0.73%
  EQ/Large Cap Value Index           0.35%         0.25%     0.17%           --        0.77%                --        0.77%
  EQ/Large Cap Value PLUS            0.46%         0.25%     0.16%           --        0.87%                --        0.87%
  EQ/Mid Cap Index                   0.35%         0.25%     0.12%           --        0.72%                --        0.72%
  EQ/Quality Bond PLUS               0.40%         0.25%     0.19%           --        0.84%                --        0.84%
------------------------------------------------------------------------------------------------------------------------------------

4. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 2.a.) and EQ/AllianceBernstein Common Stock. (Portfolios whose names are changing are listed below under their new names.)



------------------------------------------------------------------------------------------------------------------------------------
                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                       If you surrender your contract at the   annuity option with less than five
                                         end of the applicable time period                   years
------------------------------------------------------------------------------------------------------------------------------------
                                          1         3         5        10        1       3         5        10
 Portfolio Name                          year     years     years     years    year    years     years     years
------------------------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $1,144    $1,661    $1,818    $3,909    N/A    $1,661    $1,818    $3,909
  EQ/Large Cap Growth Index            $1,146    $1,667    $1,828    $3,928    N/A    $1,667    $1,828    $3,928
  EQ/Large Cap Value Index             $1,150    $1,679    $1,849    $3,968    N/A    $1,679    $1,849    $3,968
  EQ/Large Cap Value PLUS              $1,161    $1,710    $1,900    $4,066    N/A    $1,710    $1,900    $4,066
  EQ/Mid Cap Index                     $1,145    $1,664    $1,823    $3,919    N/A    $1,664    $1,823    $3,919
  EQ/Quality Bond PLUS                 $1,157    $1,701    $1,885    $4,036    N/A    $1,701    $1,885    $4,036
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                        If you do not surrender your contract
                                          at the end of the applicable time
                                                     period
--------------------------------------------------------------------------------
                                         1       3         5         10
 Portfolio Name                        year    years     years     years
--------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
  EQ/AllianceBernstein Common Stock    $344   $1,061    $1,818    $3,909
  EQ/Large Cap Growth Index            $346   $1,067    $1,828    $3,928
  EQ/Large Cap Value Index             $350   $1,079    $1,849    $3,968
  EQ/Large Cap Value PLUS              $361   $1,110    $1,900    $4,066
  EQ/Mid Cap Index                     $345   $1,064    $1,823    $3,919
  EQ/Quality Bond PLUS                 $357   $1,101    $1,885    $4,036
--------------------------------------------------------------------------------

Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Elite(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED NOVEMBER 19, 2008 TO THE CURRENT PROSPECTUSES FOR:

o INCOME MANAGER(R)                             o STYLUS(R)

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectuses and Supplements to Prospectuses and Statements of Additional Information as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


CHANGE OF PROCESSING OFFICE ADDRESS

Note that the addresses you use to communicate with us have changed. Please replace the listed addresses in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:


HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Income Manager(R) or Stylus(R)
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Income Manager(R) or Stylus(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Income Manager(R) or Stylus(R)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Income Manager(R) or Stylus(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


IM-08-04                                                       Cat. No. 140620
New business                                                            x02222

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.















Income Manager(R) and Stylus(R) are issued by and are registered servicemarks of AXA Equitable Life Insurance Company.
Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290
                  Avenue of the Americas, New York, NY 10104.

  (Copyright) 2008 AXA Equitable Life Insurance Company. All rights reserved.
                          1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234


2